As filed with the Securities and Exchange Commission on July 28, 2014
File No. 001-36454

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 2 TO

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

KIMBALL ELECTRONICS, INC.
(Exact name of registrant as specified in its charter)

Indiana	35-2047713
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1600 Royal Street Jasper, Indiana (Address of Principal Executive Offices)	47549-1001 (Zip Code)

(812) 482-1600
(Registrant's Telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, no par value per share	The NASDAQ Stock Market LLC
Securities to be registered pursuant to Section 12(g) of the Act:
None.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer  ☐                                                                                       Accelerated filer  ☐

Non-accelerated filer  ☒ (Do not check if a smaller reporting company)            Smaller reporting company  ☐

INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10
Item 1. Business
The information required by this item is contained under the sections “Summary,” “Risk Factors,” “Special Note About Forward-Looking Statements,” “Business,” “Management's Discussion and Analysis of Financial Condition and Results of Operations,” “Certain Relationships and Related Party Transactions” and “Where You Can Find More Information” of the Information Statement filed as Exhibit 99.1 to this Form 10 (the “Information Statement”). Those sections are incorporated herein by reference.
Item 1A. Risk Factors
The information required by this item is contained under the section “Risk Factors” of the Information Statement. That section is incorporated herein by reference.
Item 2. Financial Information
The information required by this item is contained under the sections “Selected Historical Condensed Combined Financial Data,” “Unaudited Pro Forma Combined Financial Data,” “Capitalization,” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” of the Information Statement. Those sections are incorporated herein by reference.
Item 3. Properties
The information required by this item is contained under the section “Business — Properties” of the Information Statement. That section is incorporated herein by reference.
Item 4. Security Ownership of Certain Beneficial Owners and Management
The information required by this item is contained under the section “Security Ownership of Certain Beneficial Owners and Management” of the Information Statement. That section is incorporated herein by reference.
Item 5. Directors and Executive Officers
The information required by this item is contained under the section “Management” of the Information Statement. That section is incorporated herein by reference.
Item 6. Executive Compensation
The information required by this item is contained under the sections “Management,” “Compensation Discussion and Analysis” and “Executive Officer and Director Compensation” of the Information Statement. Those sections are incorporated herein by reference.
Item 7. Certain Relationships and Related Transactions, and Director Independence
The information required by this item is contained under the sections “Management” and “Certain Relationships and Related Party Transactions” of the Information Statement. Those sections are incorporated herein by reference.
Item 8. Legal Proceedings
The information required by this item is contained under the section “Business — Legal Proceedings” of the Information Statement. That section is incorporated herein by reference.
Item 9. Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters
The information required by this item is contained under the sections “Risk Factors,” “The Spin-Off,” “Dividend Policy,” “Trading Market” and “Description of Capital Stock” of the Information Statement. Those sections are incorporated herein by reference.
Item 10. Recent Sales of Unregistered Securities
None.

Item 11. Description of Registrant's Securities to be Registered
The information required by this item is contained under the sections “Risk Factors,” “Dividend Policy” and “Description of Capital Stock” of the Information Statement. Those sections are incorporated herein by reference.
Item 12. Indemnification of Directors and Officers
The information required by this item is contained under the sections “Certain Relationships and Related Party Transactions” and “Description of Capital Stock” of the Information Statement. Those sections are incorporated herein by reference.
Item 13. Financial Statements and Supplementary Data
The information required by this item is contained under the sections “Unaudited Pro Forma Combined Financial Data,” “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Index to Financial Statements” and the statements referenced therein of the Information Statement. Those sections are incorporated herein by reference.
Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
None.
Item 15. Financial Statements and Exhibits
(a) Financial Statements
The information required by this item is contained under the section “Index to Financial Statements” beginning on page F-1 of the Information Statement. That section is incorporated herein by reference.
(b) Exhibits
The following documents are filed as exhibits hereto:

Exhibit No.	Description
2.1	Form of Separation and Distribution Agreement between Kimball International, Inc. and Kimball Electronics, Inc. *
3.1	Form of Amended and Restated Articles of Incorporation of Kimball Electronics, Inc. *
3.2	Form of Amended and Restated Bylaws of Kimball Electronics, Inc. *
10.1	Form of Employee Matters Agreement between Kimball International, Inc. and Kimball Electronics, Inc. *
10.2	Form of Tax Matters Agreement between Kimball International, Inc. and Kimball Electronics, Inc. *
10.3	Form of Trademark License Agreement between Kimball International, Inc. and Kimball Electronics, Inc. *
10.4	Form of Transition Services Agreement between Kimball International, Inc. and Kimball Electronics, Inc. *
10.5	Form of Employment Agreement with Named Executive Officers *
10.6	Form of Credit Agreement *
21.1	List of subsidiaries of Kimball Electronics, Inc. *
99.1	Preliminary Information Statement of Kimball Electronics, Inc., subject to completion, dated July 28, 2014 **
* To be filed by Amendment
** Filed herewith.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement on Form 10 to be signed on its behalf by the undersigned, thereunto duly authorized.

KIMBALL ELECTRONICS, INC.

By:	/s/ DONALD D. CHARRON
Name:	Donald D. Charron
Title:	President, Chief Executive Officer

Dated: July 28, 2014

EXHIBIT INDEX

Exhibit No.	Description
2.1	Form of Separation and Distribution Agreement between Kimball International, Inc. and Kimball Electronics, Inc. *
3.1	Form of Amended and Restated Articles of Incorporation of Kimball Electronics, Inc. *
3.2	Form of Amended and Restated Bylaws of Kimball Electronics, Inc. *
10.1	Form of Employee Matters Agreement between Kimball International, Inc. and Kimball Electronics, Inc. *
10.2	Form of Tax Matters Agreement between Kimball International, Inc. and Kimball Electronics, Inc. *
10.3	Form of Trademark Property License Agreement between Kimball International, Inc. and Kimball Electronics, Inc. *
10.4	Form of Transition Services Agreement between Kimball International, Inc. and Kimball Electronics, Inc. *
10.5	Form of Employment Agreement with Named Executive Officers *
10.6	Form of Credit Agreement *
21.1	List of subsidiaries of Kimball Electronics, Inc. *
99.1	Preliminary Information Statement of Kimball Electronics, Inc., subject to completion, dated July 28, 2014 **
* To be filed by amendment.
** Filed herewith.